NUVEEN CLOSED-END FUNDS LISTED ON APPENDIX A

RENEWAL and AMENDMENT OF MANAGEMENT AGREEMENTS

Agreement made as of this 27th day of July 2016, by and between the Nuveen Closed-End Funds listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2016.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund ; and

WHEREAS, each Agreement terminates August 1, 2016 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at meetings held May 24-26, 2016, called for the purpose of reviewing each Agreement, has approved each Agreement with a standardized lower fund-level management fee rate as set forth on Appendix A and each Agreement’s continuance until August 1, 2017 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement, the parties hereto do hereby continue each Agreement in effect until August 1, 2017 and ratify and confirm the Agreements with the new fund-level schedule as listed on Appendix A.

IN WITNESS WHEREOF, each of the parties has caused this Renewal and Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

Nuveen Closed-End Funds listed on Appendix A

		By:	/s/ Kevin J. McCarthy
Vice President

Attest:	/s/ Virginia O’Neal
Assistant Secretary

NUVEEN FUND ADVISORS, LLC

		By:	/s/ Gifford R. Zimmerman
Managing Director

Attest:	/s/ Stuart J. Cohen
Assistant Secretary

Appendix A

Ticker	Fund Name	New Fee & Breakpoint Schedule
		First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	≥ $5 billion
NQM	Nuveen Investment Quality Municipal Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NMI	Nuveen Municipal Income Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NMO	Nuveen Municipal Market Opportunity Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NPP	Nuveen Performance Plus Municipal Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NPF	Nuveen Premier Municipal Income Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NPM	Nuveen Premium Income Municipal Fund 2, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NPI	Nuveen Premium Income Municipal Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NQS	Nuveen Select Quality Municipal Fund, Inc.	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NAZ	Nuveen Arizona Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NTC	Nuveen Connecticut Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NMY	Nuveen Maryland Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NMT	Nuveen Massachusetts Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NUM	Nuveen Michigan Quality Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NOM	Nuveen Missouri Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NNC	Nuveen North Carolina Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NUO	Nuveen Ohio Quality Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NQP	Nuveen Pennsylvania Investment Quality Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NTX	Nuveen Texas Quality Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NPV	Nuveen Virginia Premium Income Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NID	Nuveen Intermediate Duration Municipal Term Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NIQ	Nuveen Intermediate Duration Quality Municipal Term Fund	0.3000%	0.2875%	0.2750%	0.2625%	0.2500%	0.2250%	0.2125%
NHA	Nuveen Municipal 2021 Target Term Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NUW	Nuveen AMT-Free Municipal Value Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NEV	Nuveen Enhanced Municipal Value Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NXQ	Nuveen Select Tax-Free Income Portfolio 2	0.1000%	0.0875%	0.0750%	0.0625%	0.0500%	0.0250%	0.0125%
NXR	Nuveen Select Tax-Free Income Portfolio 3	0.1000%	0.0875%	0.0750%	0.0625%	0.0500%	0.0250%	0.0125%

Appendix A

Ticker	Fund Name	New Fee & Breakpoint Schedule
		First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	≥ $5 billion
NXC	Nuveen California Select Tax-Free Income Portfolio	0.1000%	0.0875%	0.0750%	0.0625%	0.0500%	0.0250%	0.0125%
NXN	Nuveen New York Select Tax-Free Income Portfolio	0.1000%	0.0875%	0.0750%	0.0625%	0.0500%	0.0250%	0.0125%
NPN	Nuveen Pennsylvania Municipal Value Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NJV	Nuveen New Jersey Municipal Value Fund	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NCB	Nuveen California Municipal Value Fund 2	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NYV	Nuveen New York Municipal Value Fund 2	0.4000%	0.3875%	0.3750%	0.3625%	0.3500%	0.3250%	0.3125%
NIM	Nuveen Select Maturities Municipal Fund	0.3000%	0.2875%	0.2750%	0.2625%	0.2500%	0.2250%	0.2125%
NBB	Nuveen Build America Bond Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NBD	Nuveen Build America Bond Opportunity Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NAD	Nuveen Dividend Advantage Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NEA	Nuveen AMT-Free Municipal Income Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NAC	Nuveen California Dividend Advantage Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NAN	Nuveen New York Dividend Advantage Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NKG	Nuveen Georgia Dividend Advantage Municipal Fund 2	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NKX	Nuveen California AMT-Free Municipal Income Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NRK	Nuveen New York AMT-Free Municipal Income Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NVX	Nuveen California Dividend Advantage Municipal Fund 2	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NXJ	Nuveen New Jersey Dividend Advantage Municipal Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NZH	Nuveen California Dividend Advantage Municipal Fund 3	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%
NMZ	Nuveen Municipal High Income Opportunity Fund	0.5500%	0.5375%	0.5250%	0.5125%	0.5000%	0.4750%	0.4625%
NMS	Nuveen Minnesota Municipal Income Fund	0.4500%	0.4375%	0.4250%	0.4125%	0.4000%	0.3750%	0.3625%

Appendix A

Ticker	Fund Name	New Fee & Breakpoint Schedule
		First $125 million	Next $125 million	Next $250 million	Next $500 million	Next $1 billion	Next $3 billion	≥ $5 billion

		First $125 million	Next $125 million	Next $150 million	Next $600 million	≥ $1 billion
JMM	Nuveen Multi-Market Income Fund	0.7000%	0.6875%	0.6750%	0.6625%	0.6500%
JLS	Nuveen Mortgage Opportunity Term Fund	0.9500%	0.9375%	0.9250%	0.9125%	0.9000%
JMT	Nuveen Mortgage Opportunity Term Fund 2	0.9500%	0.9375%	0.9250%	0.9125%	0.9000%

		First $500 million	Next $500 million	Next $500 million	Next $500 million	≥ $2 billion
NSL	Nuveen Senior Income Fund	0.6500%	0.6250%	0.6000%	0.5750%	0.5500%
JSD	Nuveen Short Duration Credit Opportunities Fund	0.6500%	0.6250%	0.6000%	0.5750%	0.5500%